Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Executive Vice President and Chief Financial Officer	- or -	Treasurer and Director, Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS FOURTH QUARTER AND ANNUAL RESULTS
Strong Finish to Fiscal Year 2014

GREENVILLE, SC -- August 21, 2014 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced financial results for the fourth quarter and full fiscal year ended June 30, 2014.

Quarter ended June 30, 2014:			Year ended June 30, 2014:
Net sales	$758.1	million	Net sales	$2.9	billion
GAAP net income	$27.1	million	GAAP net income	$81.8	million
Adjusted net income(1)	$17.3	million	Adjusted net income(1)	$72.0	million
GAAP diluted EPS	$0.94	per share	GAAP diluted EPS	$2.86	per share
Adjusted diluted EPS(1)	$0.60	per share	Adjusted diluted EPS(1)	$2.52	per share

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the following Supplementary Information table.

"We had a strong finish to fiscal year 2014 with sales and EPS above our expectations," said Mike Baur, CEO, ScanSource, Inc. "Our employees worldwide delivered excellent operating results for both of our business segments for the year."

For the quarter ended June 30, 2014, net sales increased 6.4% to $758.1 million, compared with $712.7 million for the prior year quarter. The translation impact of foreign currencies had minimal impact on the increase in net sales.

Operating income for the quarter ended June 30, 2014 included a pre-tax legal recovery relating to our previously disclosed ERP litigation, net of attorney fees, of $15.5 million. For the quarter ended June 30, 2013, the results included pre-tax, non-cash impairment charges of $28.2 million related to our former Microsoft Dynamics AX ERP software project and $20.6 million of goodwill impairment. Adjusted operating income decreased 12.1% to $24.9 million for the quarter ended June 30, 2014 from $28.4 million for the prior year quarter. Adjusted net income for the quarter ended June 30, 2014 decreased to $17.3 million, or $0.60 per diluted share, compared with adjusted net income of $19.9 million, or $0.71 per diluted share, for the prior year quarter.

On a GAAP basis, net income for the quarter ended June 30, 2014 totaled $27.1 million, or $0.94 per diluted share, compared with a net loss of $13.3 million, or $0.48 per diluted share, for the prior year quarter.

For the year ended June 30, 2014, net sales increased 1.3% to $2.9 billion. Adjusted operating income increased 4.3% to $106.3 million for the year ended June 30, 2014 from $101.9 million for the prior year. Adjusted net income for the year ended June 30, 2014 increased to $72.0 million, or $2.52 per diluted share, compared with adjusted net income of $69.3 million, or $2.47 per diluted share, for the prior year.

On a GAAP basis, net income for the year ended June 30, 2014 totaled $81.8 million, or $2.86 per diluted share, compared with net income of $34.7 million, or $1.24 per diluted share, for the prior year.

Share Repurchase Authorization

The Company also announced a $120 million authorization by its Board of Directors to repurchase shares of the Company’s common stock over three years. Repurchases may be made in the open market or through privately negotiated transactions, subject to market and business conditions, legal requirements, and other factors. ScanSource may enter into Rule 10b5-1 plans to facilitate repurchases. This share repurchase authorization does not obligate ScanSource to acquire any particular amount of common stock, and it may be suspended at any time at the Company’s discretion.

Exhibit 99.1

The Company expects to fund share repurchases through cash on hand and cash generated from its operations. ScanSource had approximately 28.5 million shares of common stock outstanding as of June 30, 2014.

Forecast for Next Quarter

The Company announced its current expectations for the first quarter fiscal year 2015. Excluding acquisitions and acquisition costs, ScanSource expects net sales for the quarter ending September 30, 2014 to range from $750 million to $770 million and diluted earnings per share to range from $0.59 to $0.61 per share.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, August 21, 2014, at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, expanded international operations that expose the Company to greater risks than its operations in domestic markets; risks in connection with our growth which includes strategic acquisitions; costs and delays in connection with the Company's new ERP system; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligation to the sellers of CDC; risks associated with consolidation of the Company's vendors; risks in connection with compliance with laws and regulations governing the Company's international business; macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn; the timing and amount of any share repurchases; the exercise of discretion by the Company to make any repurchase or continue the share repurchase authorization; and changes to the source of funds for any repurchases. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2013 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2014, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, including net sales excluding the translation impact of foreign currencies, adjusted net income and adjusted EPS, and return on invested capital ("ROIC"). Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period, as described below.
Net sales excluding the translation impact of foreign currencies: The Company discusses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Adjusted net income and adjusted EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses adjusted net income and adjusted diluted earnings per share. Results for the quarter and year ended June 30, 2014 exclude a legal recovery, net of attorney fees. Results for the quarter and year ended June 30, 2013 exclude ERP and goodwill impairment charges and costs associated with tax compliance and personnel replacement in the Company's Belgian office. Management believes that these historical items are outside of the Company's normal operating income and expenses. Adjusted net income and adjusted EPS are useful in better assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and is considered to have a strong correlation with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.

ScanSource Reports Fourth Quarter and Annual Results

ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplementary Information tables.
About ScanSource, Inc.
ScanSource, Inc. (NASDAQ: SCSC) is the leading international distributor of specialty technology products, focusing on point-of-sale (POS) and barcode, communications and physical security solutions. ScanSource's teams provide value-added services and operate from two technology segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure and deliver the industry's best products across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company ranks #751 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Fourth Quarter and Annual Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2014	June 30, 2013*
Assets
Current assets:
Cash and cash equivalents	$194,851	$148,164
Accounts receivable, less allowance of $26,257 at June 30, 2014	464,405	435,028
and $25,479 at June 30, 2013
Inventories	504,758	402,307
Prepaid expenses and other current assets	33,558	40,105
Deferred income taxes	18,109	16,456
Total current assets	1,215,681	1,042,060
Property and equipment, net	31,823	20,203
Goodwill	32,342	31,795
Other non-current assets, including net identifiable intangible assets	55,278	70,125
Total assets	$1,335,124	$1,164,183
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$421,721	$362,271
Accrued expenses and other current liabilities	63,574	59,983
Current portion of contingent consideration	5,851	3,732
Income taxes payable	8,685	1,696
Total current liabilities	499,831	427,682
Deferred income taxes	185	205
Long-term debt	5,429	5,429
Long-term portion of contingent consideration	5,256	8,813
Other long-term liabilities	21,780	26,098
Total liabilities	532,481	468,227
Shareholders' equity:
Common stock	168,447	149,821
Retained earnings	650,896	569,107
Accumulated other comprehensive income (loss)	(16,700)	(22,972)
Total shareholders' equity	802,643	695,956
Total liabilities and shareholders' equity	$1,335,124	$1,164,183

*	Derived from audited financial statements.

ScanSource Reports Fourth Quarter and Annual Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands)

	Quarter ended June 30,		Year ended June 30,
	2014	2013*	2014	2013*
Net sales	$758,113	$712,678	$2,913,634	$2,876,964
Cost of goods sold	684,120	637,027	2,612,535	2,584,090
Gross profit	73,993	75,651	301,099	292,874
Operating expenses:
Selling, general and administrative expenses	48,951	46,824	192,492	191,216
Impairment charges (legal recovery)(a)	(15,490)	48,772	(15,490)	48,772
Change in fair value of contingent consideration	93	447	2,311	1,843
Operating income	40,439	(20,392)	121,786	51,043
Other expense (income):
Interest expense	33	419	731	775
Interest income	(721)	(590)	(2,364)	(2,238)
Other, net	247	(554)	312	(520)
Income (loss) before income taxes	40,880	(19,667)	123,107	53,026
Provision for income taxes	13,775	(6,352)	41,318	18,364
Net income (loss)	$27,105	$(13,315)	$81,789	$34,662
Per share data:
Weighted-average shares outstanding, basic	28,525	27,922	28,337	27,774
Net income (loss) per common share, basic	$0.95	$(0.48)	$2.89	$1.25

Weighted-average shares outstanding, diluted	28,763	27,922	28,602	27,994
Net income (loss) per common share, diluted	$0.94	$(0.48)	$2.86	$1.24

*	Derived from audited financial statements.
(a)
Includes a $15.5 million legal recovery, net of attorney fees related to our previously disclosed ERP litigation for the quarter and year ended June 30, 2014. Includes a $28.2 million non-cash impairment charge related to our former Microsoft Dynamics AX ERP software project and a $20.6 million non-cash goodwill impairment charge for two of our reporting units for the quarter and year ended June 30, 2013.

ScanSource Reports Fourth Quarter and Annual Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Quarter ended June 30,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(a)
Worldwide Barcode & Security	$490,505	$444,766	10.3%	10.0%
Worldwide Communications & Services	267,608	267,912	(0.1)%	(0.4)%
Consolidated	$758,113	$712,678	6.4%	6.1%

	Year ended June 30,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(a)
Worldwide Barcode & Security	$1,873,177	$1,828,219	2.5%	2.5%
Worldwide Communications & Services	1,040,457	1,048,745	(0.8)%	(1.1)%
Consolidated	$2,913,634	$2,876,964	1.3%	1.2%

Net Sales by Geographic Segment:
	Quarter ended June 30,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(b)
North American (U.S. and Canada)	$577,687	$537,530	7.5%	7.5%
International	180,426	175,148	3.0%	2.0%
Consolidated	$758,113	$712,678	6.4%	6.1%

	Year ended June 30,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(b)
North American (U.S. and Canada)	$2,179,890	$2,139,723	1.9%	1.9%
International	733,744	737,241	(0.5)%	(0.7)%
Consolidated	$2,913,634	$2,876,964	1.3%	1.2%

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended and year ended June 30, 2014 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended and year ended June 30, 2013, respectively. Worldwide Barcode & Security net sales excluding the translation impact of foreign currencies for the quarter ended and year ended June 30, 2014, as adjusted, totaled $489.4 million and $1.9 billion, respectively. Worldwide Communications & Services net sales excluding the translation impact of foreign currencies for the quarter ended and year ended June 30, 2014, as adjusted, totaled $266.9 million and $1.0 billion.

(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended and year ended June 30, 2014 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended and year ended June 30, 2013, respectively. International net sales excluding the translation impact of foreign currencies for the quarter ended and year ended June 30, 2014, as adjusted, totaled $178.7 million and $732.4 million, respectively.

ScanSource Reports Fourth Quarter and Annual Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended June 30, 2014
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$40,439	$40,880	$27,105	$0.94
Adjustment:
Legal recovery, net of attorney fees	(15,490)	(15,490)	(9,756)	(0.34)
Non-GAAP measure	$24,949	$25,390	$17,349	$0.60

	Quarter ended June 30, 2013
	Operating income (loss)	Pre-tax income (loss)	Net income (loss)	Diluted EPS
GAAP measure	$(20,392)	$(19,667)	$(13,315)	$(0.48)
Adjustments:
Impairment charges - ERP	28,210	28,210	18,015	0.65
Impairment charges - goodwill	20,562	20,562	15,201	0.54
Non-GAAP measure	$28,380	$29,105	$19,901	$0.71

	Year ended June 30, 2014
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$121,786	$123,107	$81,789	$2.86
Adjustment:
Legal recovery, net of attorney fees	(15,490)	(15,490)	(9,756)	(0.34)
Non-GAAP measure	$106,296	$107,617	$72,033	$2.52

	Year ended June 30, 2013
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$51,043	$53,026	$34,662	$1.24
Adjustments:
Belgian tax compliance and personnel replacement costs, including related professional fees	2,121	2,121	1,400	0.05
Impairment charges - ERP	28,210	28,210	18,015	0.64
Impairment charges - goodwill	20,562	20,562	15,201	0.54
Non-GAAP measure	$101,936	$103,919	$69,278	$2.47

ScanSource Reports Fourth Quarter and Annual Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended June 30,		Year ended June 30,
	2014	2013	2014	2013
Return on invested capital (ROIC), annualized (a)	13.9%	17.2%	15.4%	16.0%

Reconciliation of Net Income to EBITDA
Net income - GAAP	$27,105	$(13,315)	$81,789	$34,662
Plus: Income taxes	13,774	(6,352)	41,318	18,364
Plus: Interest expense	33	419	731	775
Plus: Depreciation and amortization	1,985	1,594	7,375	8,457
EBITDA	42,897	(17,654)	131,213	62,258
Adjustments (b)	(15,490)	48,772	(15,490)	50,893
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$27,407	$31,118	$115,723	$113,151

Invested Capital Calculation
Equity - beginning of quarter/year	$772,786	$709,912	$695,956	$652,311
Equity - end of quarter/year	802,643	695,956	802,643	695,956
Add:
Adjustments, net of tax (b)	(9,756)	33,216	(9,756)	34,616
Average equity	782,837	719,542	744,422	691,442
Average funded debt (c)	5,429	5,429	5,429	15,405
Invested capital (denominator for ROIC) (non-GAAP)	$788,266	$724,971	$749,851	$706,847

Notes:
(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), annualized and divided by invested capital for the period. EBITDA excludes a legal recovery, net of attorney fees for the quarter ended June 30, 2014 and excludes non-cash impairment charges for the quarter ended June 30, 2013. EBITDA excludes a legal recovery, net of attorney fees for the year ended June 30, 2014 and excludes non-cash impairment charges and expenses associated with Belgian tax compliance and personnel replacement costs, including related professional fees for the year ended June 30, 2013.

(b) Includes a legal recovery, net of attorney fees for the quarter ended June 30, 2014 and includes non-cash impairment charges for the quarter ended June 30, 2013. Includes a legal recovery, net of attorney fees for the year ended June 30, 2014 and includes non-cash impairment charges and expenses associated with Belgian tax compliance and personnel replacement costs, including related professional fees for year ended June 30, 2013.

(c) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.